Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Gaiam, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Vilia Valentine, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 11, 2008

/s/ Vilia Valentine
Vilia Valentine
Chief Financial Officer